
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
THE SEPTEMBER 30, 1995 CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF
COMMERCIAL CREDIT COMPANY AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE
TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                        $ 13,500
<SECURITIES>                                 1,009,100<F1>
<RECEIVABLES>                                7,353,500<F2>
<ALLOWANCES>                                  (188,900)
<INVENTORY>                                          0<F3>
<CURRENT-ASSETS>                                     0<F3>
<PP&E>                                               0<F3>
<DEPRECIATION>                                       0<F3>
<TOTAL-ASSETS>                               8,504,200
<CURRENT-LIABILITIES>                                0<F3>
<BONDS>                                      6,511,900<F4>
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0<F3>
<PREFERRED>                                          0
<OTHER-SE>                                   1,194,100<F5>
<TOTAL-LIABILITY-AND-EQUITY>                 8,504,200
<SALES>                                              0<F3>
<TOTAL-REVENUES>                             1,036,200
<CGS>                                                0<F3>
<TOTAL-COSTS>                                  788,100
<OTHER-EXPENSES>                                     0<F3>
<LOSS-PROVISION>                               121,900<F6>
<INTEREST-EXPENSE>                             346,800<F6>
<INCOME-PRETAX>                                248,100
<INCOME-TAX>                                    85,900
<INCOME-CONTINUING>                            162,200
<DISCONTINUED>                                       0<F3>
<EXTRAORDINARY>                                      0<F3>
<CHANGES>                                            0<F3>
<NET-INCOME>                                   162,200
<EPS-PRIMARY>                                        0<F3>
<EPS-DILUTED>                                        0<F3>

       <F1>  Includes the following items from the financial statements:
             total investments $1,009,100.

       <F2>  Includes the following items from the financial statements:
             consumer finance receivables $7,186,900 and other receivables $166,600.

       <F3>  Items which are inapplicable relative to the underlying financial statements are indicated with a zero as required.

       <F4>  Includes the following items from the financial
             statements: certificates of deposit $74,700; short-term borrowings $1,287,200 and long-term debt $5,150,000.

       <F5>  Includes the following items from the financial
             statements: additional paid-in capital $163,500; retained earnings $1,026,700; unrealized gain (loss) on investments $4,200; and cumulative translation adjustment $(300).

       <F6>  Included in total costs and expenses applicable to
             sales and revenues.


